As filed with the Securities and Exchange Commission on October 5, 2016

Registration No. 333-213111

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biocept, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8071	80-0943522
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael W. Nall

Chief Executive Officer and President

Biocept, Inc.

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto Charles J. Bair Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6142	Timothy C. Kennedy Chief Financial Officer Biocept, Inc. 5810 Nancy Ridge Drive San Diego, CA 92121 (858) 320-8200	John D. Hogoboom Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 (646) 414-6846

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities being Registered	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee (3)
Shares of common stock, $0.0001 par value per share	$12,650,000	$1,274
Warrants to purchase shares of common stock	$11,859,375	$1,195
Shares of common stock issuable upon exercise of the Warrants
Total	$24,509,375	$2,469

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Includes the offering price of shares and warrants that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-213111), or the Registration Statement, of Biocept, Inc. is being filed solely for the purpose of filing Exhibits 1.1, 5.1 and 23.2 to the Registration Statement and updating the Exhibit Index accordingly. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, paid or payable by Biocept, Inc., or the Registrant, in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$2,469
FINRA filing fee	4,176
Legal fees and expenses	225,000
Accounting fees and expenses	50,000
Printing and engraving expenses	50,000
Transfer agent and registrar fees and expenses	2,000
Miscellaneous fees and expenses	241,355

Total	$575,000

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

The Registrant’s amended certificate of incorporation provides for indemnification of its directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide for indemnification of its directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements will require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with its future directors and executive officers.

Item 15.	Recent Sales of Unregistered Securities.

Since January 1, 2011, the Registrant made sales of the unregistered securities discussed below. The offers, sales and issuances of the securities described below were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act and/or, in the case of compensatory issuances, Securities Act Rule 701, and/or, in the case of conversions, Section 3(a)(9) of the Securities Act. No commissions were paid.

Aspire Capital, LLC Transaction

On December 21, 2015, the Registrant issued to Aspire Capital, LLC 55,000 shares of common stock as a commitment fee and sold to Aspire Capital, LLC 208,334 shares of common stock at $4.80 per share for gross proceeds of $1,000,000. Subsequently, the Registrant sold to Aspire Capital, LLC an aggregate of 173,147 shares of common stock for total proceeds of $544,051.

Note and Warrant Financings

In 30 closings from February 2011 to November 2012, the Registrant sold secured convertible promissory notes with an aggregate principal amount of $12,336,247, together with warrants that subsequently became exercisable for 36,262 shares of its common stock at an exercise price of $30.00 per share, to 11 accredited investors, for aggregate gross proceeds of $12,336,247.

In 21 closings from January 2012 to December 2012, the Registrant sold promissory notes with an aggregate principal amount of $5,960,000, together with warrants that subsequently became exercisable for 17,519 shares of the Registrant’s common stock to five accredited investors at an exercise price of $30.00 per share, for aggregate gross proceeds of $5,960,000. These promissory notes were converted into shares of the Registrant’s common stock upon the closing of its initial public offering.

In 56 closings from December 2012 through January 2014, the Registrant sold promissory notes with an aggregate principal amount of $5,165,000, together with warrants that subsequently became exercisable for 86,073 shares of the Registrant’s common stock at an exercise price of $30.00 per share, to 14 accredited investors, for aggregate gross proceeds of $5,165,000.

Compensatory Issuances

In 2011 the Company issued 12,086 common stock options (at a $13.86 weighted-average exercise price per share) and 7,958 preferred stock restricted stock units (number of common stock equivalents) to service providers.

In 2012 the Registrant issued 110 common stock options (at a $13.86 weighted-average exercise price per share) and 10,923 common stock restricted stock units to service providers.

In 2013, the Registrant issued 100,146 common stock options (at a $15.54 weighted-average exercise price per share) and 33,734 common stock restricted stock units to service providers.

In 2014, the Registrant issued 215,766 common stock options (at a $20.13 weighted-average exercise price per share) and 14,832 common stock restricted stock units to service providers. Upon the completion of the Registrant’s initial public offering in February 2014, a total of 24,383 preferred stock restricted stock units (number of common stock equivalents) vested in accordance with underlying agreements, including the 7,958 preferred stock restricted stock units (number of common stock equivalents) issued in 2011.

In 2015, the Registrant issued 441,308 common stock options (at a $6.00 weighted-average exercise price per share).

In the six months ended June 30, 2016, the Registrant issued 109,941 common stock options (at a $3.63 weighted average exercise price per share) and 75,831 common stock restricted stock units to service providers. Of the 14,832 common stock restricted units issued to service providers in 2014, 4,449 were declared vested by the Registrant’s Board of Directors and settled in the six months ended June 30, 2016.

Inducement Warrants and Issuances

In September 2012, the Registrant issued 66,666 Series A preferred stock warrants, at an exercise price of $0.60 per share, to its landlord in exchange for certain real estate lease accommodations. The Series A preferred stock warrants are exercisable until September 2019 for 529 shares of the Registrant’s common stock at an exercise price of $75.60 per share.

In June 2013, the Registrant issued 7,936 common stock warrants, at an exercise price to be determined in accordance with contract, to a lender (a 5% beneficial holder) in connection with a note conversion. Upon the completion of the Registrant’s initial public offering in February 2014, the exercise price of these common stock warrants was fixed at $30.00 per share. These common stock warrants were exercisable until February 10, 2016, and were not exercised.

In July 2013 through January 2014, the Registrant issued common stock warrants which became exercisable upon the completion of the Registrant’s initial public offering in February 2014 for an aggregate 42,964 shares of the Registrant’s common stock, at an exercise price of $30.00 per share, to five guarantors in connection with their guaranties of its UBS Bank USA revolving line of credit. These common stock warrants were exercisable until February 10, 2016, and were not exercised.

In September 2013, the Registrant issued an indeterminate number of common stock warrants, at an exercise price to be determined in accordance with contract, to its landlord in connection with a lease amendment. Upon the completion of the Registrant’s initial public offering in February 2014, the exercise price of the common stock warrants issued to its landlord was fixed at $30.00 per share for an aggregate 16,753 shares of the Registrant’s common stock, which are exercisable until February 2019.

Upon the completion of the Registrant’s initial public offering in February 2014, warrants for an aggregate 31,666 shares of the Registrant’s common stock were issued to the underwriters of the Registrant’s initial public offering and are exercisable until February 2019 at a price of $37.50 per share.

In April 2014, the Registrant issued Oxford Finance LLC a warrant to purchase up to 17,655 shares of the Registrant’s common stock, at an exercise price of $14.16 per share. The warrant was issued in connection with a loan and security agreement between the Registrant and Oxford Finance LLC dated April 30, 2014, and is exercisable until April 2024.

Recapitalization

In November 2011, the Registrant effected a recapitalization in which all outstanding shares of, and warrants to purchase and restricted stock units to obtain, the Registrant’s outstanding Series AA preferred stock and Series BB preferred stock were converted into the same number of shares of, warrants to purchase and restricted stock units to obtain, Series A preferred stock. At the same time, the Registrant effected the 1-for-3 reverse split of its common stock.

Conversions and Exercises

In November 2011, the Registrant’s Executive Chairman exercised 3,402 common stock options, paying an aggregate exercise price of $47,183.

In October 2011, a major stockholder converted 2,064,520 shares of Series AA preferred stock into 16,385 shares of common stock.

In March and April 2013, two employees exercised stock options for 30 shares of common stock, paying an aggregate exercise price of $395.

In June 2013, the holders of promissory notes with an aggregate principal balance of approximately $20,231,000 and accrued but unpaid interest of approximately $2,581,000 voluntarily converted such principal and interest into 42,245,834 shares of the Registrant’s Series A preferred stock. Such shares of Series A preferred stock, along with 27,175,213 shares of other previously outstanding Series A preferred stock, were subsequently converted into an aggregate 550,951 shares of the Registrant’s common stock upon completion of the Registrant’s initial public offering in February 2014.

In the fourth quarter of 2013, four employees exercised 1,317 common stock options, paying an aggregate exercise price of $19,710.

In February 2014:

•	The $1,400,000 principal amount of and the $233,982 accrued interest on the Registrant’s 2008 convertible note held by a trust affiliated with the Registrant’s majority stockholder, Claire K. T. Reiss, were converted at $30.00 per share into a total of 54,467 shares of common stock.

•	The $5,165,000 principal amount of and the $313,017 accrued interest on our “2013” convertible notes held by various persons, including several insiders, were converted at $30.00 per share into a total of 182,601 shares of common stock. The following persons received the following numbers of such shares:

•	Affiliates of Claire K. T. Reiss, majority stockholder—90,162

•	Affiliate of David F. Hale, Chairman—15,727

•	Affiliate of Edward Neff, Director—36,047

•	Marsha Chandler, Director—1,693

•	M. Faye Wilson, Director—884

•	Bruce E. Gerhardt, Director—352

In February 2015:

•	Warrants for an aggregate 2,666,666 shares of the Registrant’s common stock were issued to participants, including several insiders, of the Registrant’s February 2015 public offering and are exercisable at a price of $4.68 per share, with total proceeds of $9,760,060 received from the exercises of such warrants subsequent to February 13, 2015. Each of the members of the Registrant’s Board of Directors participated in the Registrant’s February 2015 public offering, purchasing an aggregate 47,331 shares of the Registrant’s common stock and warrants to purchase up to an aggregate of 47,331 shares of the Registrant’s common stock for a total purchase price of $177,500. The following persons received the following numbers of such warrants:

•	Affiliate of David F. Hale, Chairman—13,333

•	Affiliate of Edward Neff, Director —13,333

•	Bruce A. Huebner, Director—4,000

•	Bruce E. Gerhardt, Director—6,666

•	Marsha A. Chandler, Director—666

•	Michael W. Nall, President and CEO, Director—4,000

•	M. Faye Wilson, Director—1,333

•	Retirement account of Ivor Royston, M.D., Director—4,000

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index attached to this Registration Statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 5th day of October, 2016.

BIOCEPT, INC.

By:	/s/ Michael W. Nall
Michael W. Nall
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael W. Nall Michael W. Nall	Chief Executive Officer, President and Director (Principal Executive Officer)	October 5, 2016

/s/ Timothy C. Kennedy Timothy C. Kennedy	Chief Financial Officer, Senior VP of Operations and Secretary (Principal Financial Officer and Principal Accounting Officer)	October 5, 2016

/s/ David F. Hale* David F. Hale	Chairman and Director	October 5, 2016

/s/ Marsha A. Chandler* Marsha A. Chandler	Director	October 5, 2016

/s/ Bruce E. Gerhardt* Bruce E. Gerhardt	Director	October 5, 2016

/s/ Bruce A. Huebner* Bruce A. Huebner	Director	October 5, 2016

/s/ Edward Neff* Edward Neff	Director	October 5, 2016

/s/ Ivor Royston* Ivor Royston	Director	October 5, 2016

/s/ M. Faye Wilson* M. Faye Wilson	Director	October 5, 2016

By:	/s/ Timothy C. Kennedy
Timothy C. Kennedy Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement.

3.1	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1.4 of the Registrant’s Current Report on Form 8-K, filed with the SEC on February 14, 2014).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on February 14, 2014).

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Specimen Common Stock certificate of Biocept, Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on November 5, 2013).

4.3	Form of Representative’s Warrant, dated February 10, 2014 (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on November 5, 2013).

4.4	Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of April 30, 2014, by and among Biocept, Inc., Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2014).

4.5	Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-1 (File No. 333-201437), filed with the SEC on February 6, 2015).

4.6	Warrant to Purchase Preferred Stock, dated September 10, 2012, issued by the Registrant in favor of ARE-SD Region No. 18, LLC (incorporated by reference to Exhibit 10.11.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

4.7	Warrant to Purchase Common Stock, dated September 10, 2013, issued by the Registrant in favor of ARE-SD Region No. 18, LLC (incorporated by reference to Exhibit 10.11.6 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

4.8	Warrant to Purchase Preferred Stock dated as of January 21, 2009, issued by the Registrant in favor of Goodman Co. Ltd. (incorporated by reference to Exhibit 10.17.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

4.9	Warrant to Purchase Common Stock dated as of July 31, 2013, issued by the Registrant in favor of Goodman Co. Ltd. (incorporated by reference to Exhibit 10.17.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

4.10	Form of Warrant to Purchase Preferred Stock, issued by the Registrant in favor of various investors under the Note and Warrant Purchase Agreement dated as of January 13, 2012 (incorporated by reference to Exhibit 10.19.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

4.11	Form of Amendment of Warrant to Purchase Preferred Stock, dated as of September 13, 2013 (incorporated by reference to Exhibit 10.19.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

4.12	Form of Warrant to Purchase Common Stock, issued by the Registrant in favor of various investors under the Note and Warrant Purchase Agreement dated as of June 28, 2013 (incorporated by reference to Exhibit 10.20.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

4.13	Form of Warrant to Purchase Common Stock, issued by the Registrant in favor of various guarantors under the Reimbursement Agreement dated as of July 11, 2013 (incorporated by reference to Exhibit 10.21.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

4.14	Amended and Restated Investor Rights Agreement, dated as of October 31, 2011, among the Registrant and certain investors named therein (incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

4.15	Form of Common Stock Purchase Warrant issued to the investors under the Securities Purchase Agreement, dated April 29, 2016, by and among Biocept, Inc. and the purchasers signatory thereto (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on April 29, 2016).

4.16	Form of Warrant to Purchase Common Stock (previously filed).

5.1	Opinion of Cooley LLP.

Exhibit No.	Description of Exhibit

10.1+	2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.2+	Form of Stock Option Grant Notice and Option Agreement under 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.3+	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.4+	2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on November 20, 2013)

10.5+	Form of Notice of Stock Option Grant under 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.2.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.6+	Form of Stock Option Agreement under 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.2.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.7+	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.2.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.8+	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan (for senior officers: as used August 8, 2013) (incorporated by reference to Exhibit 10.2.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.9+	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Plan (for non-employee directors: as used August 8, 2013) (incorporated by reference to Exhibit 10.2.5 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.10+	Restricted Stock Unit Grant Notice / Agreement with David F. Hale, dated as of March 10, 2011 (“Performance-Based”) (incorporated by reference to Exhibit 99.3 of the Registrant’s Registration Statement on Form S-8 (File No. 333-194930), filed with the SEC on March 31, 2014).

10.11+	Restricted Stock Unit Grant Notice / Agreement with David F. Hale, dated as of March 10, 2011 (“Time-Based”) (incorporated by reference to Exhibit 99.4 of the Registrant’s Registration Statement on Form S-8 (File No. 333-194930), filed with the SEC on March 31, 2014).

10.12+	Restricted Stock Unit Grant Notice / Agreement with Ivor Royston, dated as of November 8, 2010, as amended on February 15, 2012 (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the Commission on September 23, 2013).

10.13+	2014 Annual Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 8, 2014).

10.14+	Form of Indemnification Agreement between the Registrant and its officers and directors (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.15+	Form of Indemnity Agreement between Biocept, Inc., a California corporation, and its officers and directors (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.16+	Employment Agreement, between the Registrant and Lyle J. Arnold, dated April 30, 2011 (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.17+	Employment Agreement, between the Registrant and Raaj Trivedi, dated March 1, 2014 (incorporated by reference to Exhibit 10.19 of the Registrant’s Registration Statement on Form S-1 (File No. 333-201437), filed with the SEC on January 9, 2015).

10.18	Lease, between the Registrant and Nexus Equity VIII LLC, dated March 31, 2004 (incorporated by reference to Exhibit 10.1.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on November 5, 2013).

10.19	First Amendment to Lease, between the Registrant and ARE-SD Region No. 18, LLC, dated November 1, 2011(incorporated by reference to Exhibit 10.11.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

Exhibit No.	Description of Exhibit

10.20	Second Amendment to Lease, between the Registrant and ARE-SD Region No. 18, LLC, dated September 10, 2012 (incorporated by reference to Exhibit 10.11.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.21	Third Amendment to Lease, between the Registrant and ARE-SD Region No. 18, LLC, dated as of January 31, 2013, and effective as of January 1, 2013 (incorporated by reference to Exhibit 10.11.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.22	Fourth Amendment to Lease, between the Registrant and ARE-SD Region No. 18, LLC, dated as of September 10, 2013, and effective as of August 1, 2013 (incorporated by reference to Exhibit 10.11.5 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.23*	Collaboration Agreement dated as of November 2, 2012 between the Registrant and Life Technologies Corporation (incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on January 30, 2014.

10.24	Collaboration Agreement dated as of August 17, 2011 between the Registrant and Clarient Diagnostic Services, Inc. (incorporated by reference to Exhibit 10.14 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on January 8, 2014).

10.25	Assignment and Exclusive Cross-License Agreement between the Registrant and Aegea Biotechnologies, Inc. dated June 2, 2012 (incorporated by reference to Exhibit 10.22 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on January 30, 2014).

10.26*	Master Laboratory Research Support and Services Agreement dated as of July 9, 2012 between the Registrant and Dana Farber Partners Cancer Care, Inc. (incorporated by reference to Exhibit 10.15 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on November 5, 2013).

10.27	Laboratory Services Agreement dated July 29, 2013, effective as of May 1, 2013, between the Registrant and Clarient Diagnostic Services, Inc. (incorporated by reference to Exhibit 10.14.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.28	Loan and Security Agreement by and among Biocept, Inc., Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC, dated as of April 30, 2014 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2014).

10.29	Separation Agreement between the Registrant and William G. Kachioff, dated August 17, 2015 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36284), filed with the SEC on August 21, 2015).

10.30+	Employment Agreement between the Registrant and Mark G. Foletta, dated August 18, 2015 (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K (File No. 001-36284), filed with the SEC on August 21, 2015).

10.31+	Employment Agreement Amendment between the Registrant and Michael W. Nall, dated November 6, 2015 (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36284), filed with the SEC on November 9, 2015).

10.32	Biocept, Inc. 2013 Amended and Restated Equity Incentive Plan, Form of Stock Option Grant Notice, Option Agreement and Restricted Stock Unit Agreement for use thereunder (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K (File No. 001-36284), filed with the SEC on July 27, 2016).

10.33	Common Stock Purchase Agreement, dated as of December 21, 2015 between the Registrant and Aspire Capital Fund, LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2015).

10.34	Letter Agreement, dated April 25, 2016, by and between Biocept, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on April 29, 2016).

10.35	Form of Securities Purchase Agreement, dated April 29, 2016, by and among Biocept, Inc. and the Purchasers signatory thereto (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on April 29, 2016).

10.36	Second Amendment to Loan and Security Agreement by and among Biocept, Inc., Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC, dated as of June 30, 2016 (incorporated by reference to Exhibit 10.3 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36284), filed with the SEC on August 5, 2016).

Exhibit No.	Description of Exhibit

10.37+	Employment Agreement between the Registrant and Timothy Kennedy, dated July 25, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36284), filed with the SEC on July 27, 2016).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

23.1	Consent of Mayer Hoffman McCann P.C. (previously filed).

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (previously filed).

+	Indicates management contract or compensatory plan.
*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Rule 406 under the Securities Act of 1933.